UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  October 28, 2008


                              FIRST BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)


       Missouri                   000-22842                43-1654695
-----------------------------  ---------------------  ---------------------
(State or other jurisdiction     (Commission            (I.R.S. Employer
     of incorporation)           File Number)           Identification No.)

   142 East First Street, Mountain Grove, Missouri             65711
----------------------------------------------------  ---------------------
        (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code:  (417) 926-5151



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(a)(b) On October 31, 2008, First Bancshares, Inc. ("Company") announced that Daniel P. Katzfey, President, Chief Executive Officer and director of the Company and First Home Savings Bank ("Bank") had resigned effective October 28, 2008. Mr. Katzfey's letter of resignation did not indicate that his resignation was in connection with any disagreement with the Company or the Bank pertaining to the Company's or the Bank's operations, policies or practices. Mr. Katzfey served on the Bank's Loan Committee and did not serve on any other committees of the Company's or the Bank's respective Boards of Directors. In connection with his resignation, Mr. Katzfey will continue to receive his salary and benefits from the Company and the Bank through December 31, 2008.

(c)    (1)   The Company also announced that the Board of Directors had appointed Thomas M. Sutherland, Chairman of the Company's and Bank's Boards of Directors, to serve as the interim Chief Executive Officer of the Company and the Bank. Mr. Sutherland has served as Chairman of the Board of the Company's and Bank's Boards of Directors since 2005.

       (2) The Company also announced that it had appointed Lannie E. Crawford, a Senior Vice President of the Bank, to serve as interim President of the Company and the Bank. Mr. Crawford joined the Bank in November 2007 and has more than 30 years of experience with financial institutions.

(d)          The Company also announced on October 31, 2008 that R.J.
Breidenthal had been selected to fill the vacancy created on the Boards of Directors of Company and the Bank by Mr. Katzfey's resignation. Mr. Breidenthal has served as an advisory director of the Company and the Bank since December 2006. Mr. Breidenthal serves on the Bank's Loan Committee and the Company's Compensation Committee.

             Mr. Breidenthal is the first cousin of Thomas M. Sutherland, the Chairman of the Board of the Company and the Bank. Mr. Breidenthal was not appointed as a director of the Company or the Bank pursuant to any arrangement or understanding with any person. Furthermore, Mr. Breidenthal has not engaged in any transaction with the Company or the Bank that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.


Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits

       99.1   News Release of First Bancshares, Inc. dated October 31, 2008.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2008             FIRST BANCSHARES, INC.


                                   /s/Thomas M. Sutherland
                                   ------------------------------------
                                   Thomas M. Sutherland
                                   Interim Chief Executive Officer


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                                  Exhibit 99.1

                        News Release Dated October 31, 2008



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                           **FOR IMMEDIATE RELEASE**

                             FIRST BANCSHARES, INC.
                ANNOUNCES RESIGNATION AND APPOINTMENT OF PRESIDENT
                    AND CHIEF EXECUTIVE OFFICER AND NEW DIRECTOR

Mountain Grove, Missouri (October 31, 2008) - First Bancshares, Inc. (The Nasdaq Stock Market LLC - FstBksh: "FBSI") (the "Company"), the parent company of First Home Savings Bank, Mountain Grove, Missouri ("Bank"), today announced that Daniel P. Katzfey has submitted his resignation as President, Chief Executive Officer and director of the Company and the Bank.

The Company also announced the appointment of Thomas M. Sutherland, the Chairman of the Board of the Company and the Bank, as Interim Chief Executive Officer. The Company also announced the appointment of Lannie E. Crawford, a Senior Vice President of the Bank, as Interim President of the Company and the Bank. Messrs. Sutherland and Crawford will serve in these interim positions until a qualified replacement can be found.

In addition, the Company also announced the appointment of R.J. Breidenthal, Jr. to the Boards of Directors of the Company and the Bank to fill the vacancy created by Mr. Katzfey's resignation as a director. Mr. Breidenthal has served as an advisory director of the Company and the Bank since 2006. Mr. Breidenthal has 39 years of banking experience and in addition to his service to the Company currently serves as a director of Security Bank, Kansas City, Kansas and a member of its Loan Committee and Trust Committee. Mr. Breidenthal is the first cousin of Thomas M. Sutherland.


First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service branch facilities in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

At September 30, 2008, First Bancshares, Inc. had consolidated total assets of $244.0 million and stockholders' equity of $27.3 million.


Forward-looking statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the PSLRA. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by First Bancshares, Inc.'s cautionary statements contained in its filings with the Securities and Exchange Commission, including, but not limited to Annual Reports on Form 10-KSB, Quarterly Reports
on Form 10-QSB and Current Reports on Form 8-K.   Accordingly, these factors
should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Thomas M. Sutherland at (417) 926-5151.

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